Exhibit 4.13

The Depository Trust Company

A subsidiary of The Depository Trust & Clearing Corporation

MEDIUM-TERM NOTE – MASTER NOTE

March 1, 2018 (Date of Issuance)

Prudential Financial, Inc. (“Issuer”), a corporation organized and existing under the laws of the State of New Jersey, for value received, hereby promises to pay to Cede & Co. or its registered assigns (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date as applicable, of each obligation identified on the records of Issuer (which records are maintained by Citibank, N.A. (“Paying Agent”)) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER

NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:

/s/ Nabanita C. Nag		Prudential Financial, Inc.
(Signature)		(Issuer)

	By:	/s/ Paul A. Curcio
(Authorized Signature)

The Bank of New York Mellon
[Seal]		(Trustee)

	By:	/s/ Laurence J. O’Brien
(Authorized Signature)

(Reverse Side of Note)

This Master note evidences indebtedness of Issuer of a single Series InterNotes® (Series Designator) and Rank senior and designated Prudential Financial InterNotes® (Secured/Unsecured/Senior/Junior/Subordinated/Unsubordinated) (the “Debt Obligation”), all issued or to be issued under and pursuant to an Indenture dated as of April 25, 2003, as amended (the “Indenture”), duly executed and delivered by Issuer to The Bank of New York Mellon, as trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are limited (except, as provided in the Indenture) to the principal amount of $5,000,000,000 designated as the Medium-Term Notes of Issuer Due From More Than One Year From Date of Issue.

No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:	(Signature)
Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PRUDENTIAL FINANCIAL, INC.

RIDER TO MASTER NOTE DATED MARCH 1, 2018

PRUDENTIAL FINANCIAL INTERNOTES®

This rider forms a part of and is incorporated into the Master Note dated March 1, 2018 of Prudential Financial, Inc. (the “Company”) registered in the name of Cede & Co., or its registered assigns, evidencing the Company’s InterNotes® (the “Notes”).

REFERENCE IS HEREBY MADE TO THE TERMS OF THE DEBT OBLIGATIONS SET FORTH IN THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED MARCH 1, 2018 AND PROSPECTUS DATED MARCH 1, 2018 RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE COMPANY FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH TERMS ARE INCORPORATED BY REFERENCE INTO THE MASTER NOTE (SUCH MASTER NOTE, TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS “MASTER NOTE”). THE TERMS OF SUCH DEBT OBLIGATIONS AS SO INCORPORATED MAY INCLUDE LIMITATIONS ON THE RIGHT TO PAYMENT OF PRINCIPAL AND INTEREST (AT MATURITY OR OTHERWISE) AND LIMITATIONS ON THE ABILITY OF HOLDERS TO BRING SUITS AGAINST THE COMPANY. ALL OF THE TERMS OF THE DEBT OBLIGATIONS, INCLUDING THE OBLIGATIONS OF THE ISSUER AND LIMITATIONS ON THE RIGHTS OF THE HOLDERS, AND NOT SOLELY ADDITIONAL RIGHTS OF HOLDERS, ARE INCORPORATED BY REFERENCE INTO THIS MASTER NOTE, AND SUCH TERMS INCLUDE, WITHOUT LIMITATION, DEFINITIONS THAT ARE NOT INCLUDED IN THE MASTER NOTE. THE PRICING SUPPLEMENTS(S) REFERRED TO ABOVE THAT ESTABLISH THE TERMS OF THE DEBT OBLIGATIONS WILL BE MAINTAINED BY THE PAYING AGENT.

THIS MASTER NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

BY ACCEPTANCE OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH HOLDER OF THIS NOTE (OR BENEFICIAL INTEREST IN THIS NOTE) WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER (OR PERSON WITH A BENEFICIAL INTEREST) TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), INDIVIDUAL RETIREMENT ACCOUNTS (“IRAS”) AND OTHER

ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN (EACH A “PLAN”) OR ANY GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”) OR (II) THE PURCHASE, HOLDING AND, TO THE EXTENT RELEVANT, DISPOSITION OF THE NOTES BY THE HOLDER (OR PERSON WITH A BENEFICIAL INTEREST) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BY ACCEPTANCE OF A NOTE, EACH HOLDER OF A NOTE OR ANY INTEREST THEREIN THAT IS A PLAN AND THAT ACQUIRES NOTES OR AN INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTES OR AN INTEREST THEREIN THAT A FIDUCIARY (THE “FIDUCIARY”) INDEPENDENT OF PRUDENTIAL FINANCIAL, INC., THE AGENTS, THE PURCHASING AGENT OR THE JOINT LEAD MANAGERS OR ANY OF OUR OR THEIR AFFILIATES (THE “TRANSACTION PARTIES”) ACTING ON THE PLAN’S BEHALF IS RESPONSIBLE FOR THE PLAN’S DECISION TO ACQUIRE AND HOLD THE NOTES OR AN INTEREST THEREIN AND THAT SUCH FIDUCIARY:

(I) IS EITHER A U.S. BANK, A U.S. INSURANCE CARRIER, A U.S. REGISTERED INVESTMENT ADVISER, A U.S. REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, IN EACH CASE UNDER THE REQUIREMENTS SPECIFIED IN THE U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3-21(C)(1)(I), AS AMENDED FROM TIME TO TIME,

(II) IN THE CASE OF A PLAN THAT IS AN IRA, IS NOT THE IRA OWNER, BENEFICIARY OF THE IRA OR RELATIVE OF THE IRA OWNER OR BENEFICIARY,

(III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES,

(IV) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO ACQUIRE OR HOLD THE NOTES OR AN INTEREST THEREIN,

(V) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF THE PLAN IN THE NOTES OR AN INTEREST THEREIN,

(VI) UNDERSTANDS AND HAS BEEN FAIRLY INFORMED OF THE EXISTENCE AND THE NATURE OF THE FINANCIAL INTERESTS OF THE TRANSACTION PARTIES IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF

THE NOTES OR AN INTEREST THEREIN, AS DISCLOSED IN THE DOCUMENTS PROVIDED OR MADE AVAILABLE BY THE TRANSACTION PARTIES,

(VII) UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE PLAN, IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES OR AN INTEREST THEREIN, AND

(VIII) CONFIRMS THAT NO FEE OR OTHER COMPENSATION WILL BE PAID DIRECTLY TO ANY OF THE TRANSACTION PARTIES BY THE PLAN, OR ANY FIDUCIARY, PARTICIPANT OR BENEFICIARY OF THE PLAN, FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES.

OPTION TO ELECT

REPAYMENT

The undersigned hereby irrevocably requests and instructs the Company to repay $             principal amount of the Notes, pursuant to their terms, at a price equal to 100% of the principal amount to be repaid, together with interest to the date fixed for repayment, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, new Notes representing the remaining principal amount of Notes not repaid.

For this Option to Elect Repayment to be effective, the Option to Elect Repayment duly completed must be received by the Paying Agent located at Citibank, 480 Washington Blvd, 30th Floor, Jersey City, NJ 07310 Attn: Issuer Services Operations, at least 30 days but not more than 60 days prior to the date fixed for repayment.

If less than the entire principal amount of the Notes is to be repaid, specify the portion thereof (which shall be increments of U.S.$1,000 provided that any remaining principal hereof shall be at least U.S.$1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be at least U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of the Notes not being repaid (in the absence of any such specification, the Notes will be issued for the portion not being repaid).

(Signature)
Dated:
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee